FOR IMMEDIATE RELEASE

iCAD REPORTS THIRD QUARTER RESULTS

Total Revenue Increases 24%, Digital Revenue Up 30%

Conference Call Begins at 10:00 a.m. Eastern Time

NASHUA, N.H. (November 2, 2007) - iCAD, Inc. (NASDAQ: ICAD), an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early detection of cancer, today announced financial results for the third quarter ended September 30, 2007, as well as the nine months year to date for 2007.

Third Quarter 2007 Financial Results and Highlights (all financial comparisons are versus the third quarter of 2006)

•	Third quarter total revenue increased 24% to $6.3 million from $5.0 million
•	Digital revenue grew 30% to $4.0 million from $3.1 million
•	Gross margin improved to 80.1% from 76.3%
•	Net loss narrowed to $682,000 or $0.02 per share from a net loss of $1.1 million or $0.03 per share
•	Company cash flow positive for third quarter and nine months year to date

Commenting on the quarter’s results, Ken Ferry, president and CEO of iCAD, said, “Our strong third quarter performance reinforces our confidence that our long-term growth strategy is on track. In addition to posting solid sales gains, we strengthened every balance sheet metric critical to building a healthy and sustainable growth company. We were especially pleased with the continued strength in our digital CAD sales, which validates the ongoing success of our ‘go to market’ strategy and underscores the growing market opportunity for iCAD as the mammography landscape continues to convert from analog to digital technology.”

Third Quarter Results

Total revenue for the third quarter of 2007 was $6.3 million, a 24% increase compared with total revenue of $5.0 million for the third quarter of 2006. The increase in revenue was a result of continued growth in the company’s digital revenue, as well as growth in film-based analog revenue and service and supply revenue. The gross margin for the 2007 third quarter increased to 80.1% from 76.3% for the prior-year third quarter. Net loss for the third quarter of 2007, including stock-based compensation expense of $363,000, decreased to $682,000, or ($0.02) per share, compared with a net loss, including stock-based compensation expense of $220,000, of $1.1 million or ($0.03) per share in the third quarter of 2006.

For the quarter, sales of iCAD’s digital solutions increased 30% to $4.0 million from $3.1 million in the prior-year period.  Sales of film-based analog products increased 17% to $1.5 million from $1.3 million, and service revenue rose 14% to $801,000 from $704,000.

	Three Months Ended September 30,
	2007	2006	% Change
Digital revenue	$3,989,826	$3,073,620	29.8%
Film based revenue	1,468,950	1,260,340	16.6%
Service & supply revenue	800,765	704,376	13.7%
Total revenue	$6,259,541	$5,038,336	24.2%

Year-to-Date Results

For the nine months ended September 30, 2007, total revenue increased 39% to $18.5 million compared with total revenue of $13.3 million for the nine months ended September 30, 2006. The gross margin for the first nine months of 2007 increased to 80.1% from 77.8% in the comparable prior-year period. Net loss for the nine months ended September 30, 2007, including stock-based compensation expense of $856,000, decreased by $3.2 million to $2.1 million, or ($0.06) per share, compared with a net loss, including stock-based compensation expense of $767,000, of $5.3 million, or ($0.14) per share, for the nine months ended September 30, 2006.

For the first nine months of 2007, sales of iCAD’s digital solutions increased 69% over the prior-year period to $11.4 million from $6.8 million.  Sales of film-based analog products grew by 4% over the prior year to $4.6 million from $4.4 million, and service revenue rose 20% to $2.5 million from $2.1 million.

	Nine Months Ended September 30,
	2007	2006	% Change
Digital revenue	$11,405,076	$6,752,195	68.9%
Film based revenue	4,588,106	4,429,937	3.6%
Service & supply revenue	2,518,581	2,099,547	20.0%
Total revenue	$18,511,763	$13,281,679	39.4%

As of September 30, 2007, iCAD had cash and cash equivalents of $3.9 million, compared with $3.6 million as of December 31, 2006. Inventory as of September 30, 2007 was $1.8 million, down 40% from $3.0 million as of December 31, 2006. Accounts payable were $1.3 million, down 48% from $2.6 million and accounts receivable were $4.1 million, up 12% from $3.7 million at December 31, 2006.

2007 Financial Guidance

iCAD today affirms financial guidance, as announced on August 9, 2007. The Company expects 2007 total revenue to be in the range of $26 million to $27 million. This guidance does not include any potential revenue from the sale of iCAD’s SecondLook Digital and TotalLook products to Fuji in the U.S. The Company expects to maintain gross margin in the 80% range and anticipates operating expenses will be between $5.3 million and $5.7 million per quarter, with the fourth quarter of 2007 at the high end of the range for operating expenses.

Conference Call

iCAD management will host an investment-community conference call beginning at 10:00 a.m. Eastern time today to discuss these results and to answer questions. Shareholders and other interested parties may participate in the conference call by dialing (866) 356-4441 (domestic) or (617) 597-5396 (international) and entering passcode 58280262. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com or www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through November 9, 2007 by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering passcode 13753185. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD, Inc. is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing cancer earlier. iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high-, mid- and low-volume mammography markets. iCAD is entrusted with the task of early cancer detection by more than 1,000 women’s healthcare centers worldwide. For more information, call (877) iCADnow or visit www.icadmed.com.

For iCAD, contact Darlene Deptula-Hicks, EVP and CFO at 603-882-5200 x7944 or
via email at ddeptula@icadmed.com

For iCAD Investor Relations, contact Anne Marie Fields of Lippert/Heilshorn &
Associates at 212-838-3777 x6604 or via email at icad@lhai.com

For iCAD Public Relations, contact Wendy Ryan of Schwartz Communications at 781-684-0770 or via email at icad@schwartz-pr.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

iCAD, Inc.

Consolidated Statements of Operations
(unaudited)

	Three Months		Nine Months
	September 30,		September 30,
	2007	2006	2007	2006

Revenue
Products	$5,458,776	$4,333,961	$15,993,182	$11,182,132
Service and supplies	800,765	704,375	2,518,581	2,099,547
Total revenue	6,259,541	5,038,336	18,511,763	$13,281,679

Cost of revenue
Products	1,010,884	1,072,591	2,962,174	2,540,383
Service and supplies	237,121	121,583	712,652	410,078
Total cost of revenue	1,248,005	1,194,174	3,674,826	2,950,461

Gross margin	5,011,536	3,844,162	14,836,937	10,331,218
	80.1%	76.3%	80.1%	77.8%
Operating expenses:
Engineering and product development	1,129,345	1,266,389	3,327,644	3,850,783
Marketing and sales	2,620,827	2,212,666	7,923,032	6,067,395
General and administrative	1,816,657	1,391,829	5,319,963	5,576,267
Total operating expenses	5,566,829	4,870,884	16,570,639	15,494,445

Loss from operations	(555,293)	(1,026,722)	(1,733,702)	(5,163,227)

Interest expense - net	114,752	67,760	329,891	95,448

Net loss	$(670,045)	$(1,094,482)	$(2,063,593)	$(5,258,675)

Preferred dividend	11,880	26,915	67,760	88,118

Net loss attributable to common stockholders	$(681,925)	$(1,121,397)	$(2,131,353)	$(5,346,793)

Net loss per share
Basic and Diluted	$(0.02)	$(0.03)	$(0.06)	$(0.14)

Weighted average number of shares used
in computing loss per share
Basic and Diluted	38,707,772	36,902,885	38,076,299	36,882,050

See accompanying notes to consolidated financial statements.

iCAD, Inc.

Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
Assets	2007	2006
Current assets:
Cash and cash equivalents	$3,857,873	$3,623,404
Trade accounts receivable, net of allowance for doubtful
accounts of $90,000 in 2007 and $88,000 in 2006	4,119,982	3,683,178
Inventory, net	1,832,549	3,031,995
Prepaid and other current assets	365,701	219,723
Total current assets	10,176,105	10,558,300

Property and equipment:
Equipment	3,321,680	3,716,247
Leasehold improvements	71,611	70,164
Furniture and fixtures	323,986	296,170
Marketing assets	272,310	290,282
	3,989,587	4,372,863
Less accumulated depreciation and amortization	2,127,592	2,269,139
Net property and equipment	1,861,995	2,103,724

Other assets:
Deposits	63,194	60,444
Patents, net of accumulated amortization	87,801	146,394
Technology intangibles, net of accumulated amortization	3,269,864	3,731,926
Tradename, distribution agreements and other,
net of accumulated amortization	155,000	173,600
Goodwill	43,515,285	43,515,285
Total other assets	47,091,144	47,627,649
Total assets	$59,129,244	$60,289,673
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,341,640	$2,557,108
Accrued interest	562,239	221,050
Accrued salaries and other expenses	2,538,975	2,547,231
Deferred revenue	959,772	788,122
Current maturities of capital lease	64,514	-
Current maturities of notes payable	-	375,000
Total current liabilities	5,467,140	6,488,511

Convertible revolving loans payable to related party	2,258,906	2,258,906
Convertible loans payable to related parties	2,791,176	2,784,559
Convertible loans payable to non-related parties	679,412	663,970
Other long term liabilities	5,376	122,000
Total liabilities	11,202,010	12,317,946

Commitments and contingencies

Stockholders' equity:
Preferred stock, $ .01 par value: authorized
1,000,000 shares; issued and outstanding
0 in 2007 and 6,295 in 2006, with an aggregate
liquidation value of $0 and $1,660,000 in 2007
and 2006, respectively, plus 7% annual dividend.	0	63
Common stock, $ .01 par value: authorized
85,000,000 shares; issued 39,233,028 in 2007
and 37,290,848 shares in 2006; outstanding
39,165,152 in 2007 and 37,222,971 shares in 2006	392,330	372,908
Additional paid-in capital	134,660,088	132,660,347
Accumulated deficit	(86,174,920)	(84,111,327)
Treasury stock at cost (67,876 shares)	(950,264)	(950,264)
Total Stockholders' equity	47,927,234	47,971,727
Total liabilities and stockholders' equity	$59,129,244	$60,289,673

See accompanying notes to consolidated financial statements.